AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997

                                                REGISTRATION NO. 333-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                           NATIONAL DATA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                   7389                   58-0977458
    (STATE OR OTHER         (PRIMARY STANDARD         (I.R.S. EMPLOYER
     JURISDICTION              INDUSTRIAL            IDENTIFICATION NO.)
   OF INCORPORATION)       CLASSIFICATION CODE
                                 NUMBER)

                               ---------------
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010
                                (404) 728-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               E. MICHAEL INGRAM
                         GENERAL COUNSEL AND SECRETARY
                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010
                                (404) 728-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------
                                  COPIES TO:
     JOEL J. HUGHEY         WARREN J. HAUSER          ROBERT A. SCHWED
    MARK F. MCELREATH      SOURCE INFORMATICS        REBOUL, MACMURRAY,
    ALSTON & BIRD LLP             INC.                     HEWITT,
   ONE ATLANTIC CENTER    45 ROCKEFELLER PLAZA        MAYNARD & KRISTOL
   1201 WEST PEACHTREE          SUITE 912           45 ROCKEFELLER PLAZA
         STREET            NEW YORK, NEW YORK        NEW YORK, NEW YORK
 ATLANTA, GEORGIA 30309-          10111                     10111
          3424               (212) 841-0610            (212) 841-5700
     (404) 881-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-35995

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-

                        CALCULATION OF REGISTRATION FEE
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
                                              PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF                       MAXIMUM          MAXIMUM        AMOUNT OF
       SECURITIES           AMOUNT TO BE   OFFERING PRICE     AGGREGATE      REGISTRATION
    TO BE REGISTERED       REGISTERED (1)  PER SHARE (2)  OFFERING PRICE (2)  FEE (2)
=========================================================================================
 Common Stock (including
  rights to purchase
  shares of Common Stock
  or Series A Junior
  Participating
  Preferred Stock).....      36,929 shares     $0.06          $2,302.00        $100.00
=========================================================================================

(1) Represents an additional number of shares of Common Stock, par value $.125 per share ("NDC Common Stock"), issuable by the Registrant upon consummation of the merger (the "Merger") of a subsidiary of the Registrant with and into Source Informatics Inc. ("Source"), as a result of a purchase price adjustment pursuant to the terms of the Merger Agreement, assuming exercise of all rights to purchase common stock, par value $.01 per share, of Source ("Source Common Stock").
(2) Pursuant to Rules 457(f)(2) and 457(f)(3), the registration fee was computed on the basis of the stated value of the Source Common Stock and the preferred stock, par value $1.00 per share, of Source ("Source Preferred Stock") as of June 30, 1997, since Source had an accumulated deficit as of such date.
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                          INCORPORATION BY REFERENCE

        The contents of the Registration Statement on Form S-4, Registration No. 333-35995, are hereby incorporated by reference.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 12, 1997.

                                          National Data Corporation

                                          By:    /s/ E. Michael Ingram
                                             --------------------------------
                                                     E. MICHAEL INGRAM
                                                   SENIOR VICE PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 1997.

              SIGNATURE                        TITLE

     /s/ Robert A. Yellowlees          Chairman of the Board and
-------------------------------------   Chief Executive Officer
        ROBERT A. YELLOWLEES            (principal executive
                                        officer)

       /s/ M. P. Stevenson             Chief Financial Officer
-------------------------------------   (principal financial and
           M. P. STEVENSON              accounting officer)

       /s/ Edward L. Barlow            Director
-------------------------------------
          EDWARD L. BARLOW

     /s/ J. Veronica Biggins           Director
-------------------------------------
         J. VERONICA BIGGINS

       /s/ James B. Edwards            Director
-------------------------------------
          JAMES B. EDWARDS

         /s/ Don W. Sands              Director
-------------------------------------
            DON W. SANDS

        /s/ Neil Williams              Director
-------------------------------------
            NEIL WILLIAMS